Exhibit 10.7
SECOND AMENDMENT
TO
AMENDED AND RESTATED LICENSE AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED LICENSE AGREEMENT (the “Amendment”), effective as of the 20th day of June 2008, is entered into by and between Allegheny-Singer Research Institute, a Pennsylvania nonprofit corporation (“ASRI”), and Omnimmune Corp., a Texas corporation (the “Company”)(together, ASRI and Company shall be referred to as the “Parties”).  For purposes of this Amendment, the phrase “License Agreement” shall mean that certain Amended and Restated License Agreement entered into by and between the ASRI and Company as of the 1st day of February 2005, as amended January 31, 2007; and unless otherwise defined herein, capitalized terms and phrases shall have the meaning ascribed thereto in the License Agreement.

WHEREAS, each of the Parties to this Amendment hereby acknowledge that Company intends to enter into a Placement Agent Agreement with New Castle Financial Services, LLC; and as a condition thereto, Company and ASRI must first enter into this Amendment;

NOW THEREFORE, for good and valuable consideration, including, without limitation, the promises and the mutual covenants contained herein, the Parties agree as follows:

Section 1.  Amendments.  Each of the Parties hereby agrees to amend the License Agreement as follows:

(a) Subsection (c) of Section 2 of the License Agreement, entitled “License Grant” is hereby amended by deleting the phrase “non-exclusive” from the first sentence thereof and in lieu thereof the following phrase shall be added:  “non-exclusive or exclusive…”;

(b) Section 3(e), entitled “License Maintenance Fees,” shall be amended by deleting in the entirety the phrase “$50,000 on or before February 1, 2008,” and in lieu thereof, adding the following phrase: “$50,000 on or before June 30, 2008”;

(c)	Section 6, entitled “Best Efforts,” shall be amended as follows:

(1)	Subsection 6(a)(i) shall be amended by deleting the date “February 1, 2007,” and in lieu thereof adding the date “September 1, 2009”;

(2)	Subsection 6(a)(ii) shall be deleted in its entirety and in lieu thereof the following phrase shall be added: “Section Reserved”;

(3)	Subsection 6(a)(iii) shall be amended by deleting the date “February 1, 2009,” and in lieu thereof adding the date “August 1, 2010”;

(4)	Subsection 6(a)(iv)(a) shall be amended by deleting the date “February 1, 2007,” and in lieu thereof adding the date “September 1, 2009”;

(5)	Subsection 6(a)(iv)(b) shall be amended by deleting the date “February 1, 2009,” and in lieu thereof adding the date “February 1, 2011”;

(6)	Subsection 6(a)(iv)(c) shall be amended by deleting the date “February 1, 2010,” and in lieu thereof adding the date “February 1, 2012”;

(7)	Subsection 6(a)(v)(a) shall be amended by deleting the dates “February 1, 2007” and “February 1, 2009,” and in lieu thereof adding the dates “February 1, 2011” and February 1, 2012,” respectively;

(8)	Subsection 6(a)(v)(b) shall be amended by deleting the date “February 1, 2009,” and in lieu thereof adding the date “February 1, 2012”;

(9)	Subsection 6(a)(v)(c) shall be amended by deleting the date “February 1, 2010,” and in lieu thereof adding the date “February 1, 2014”; and

(10)	Subsection 6(a)(v)(d) shall be amended by deleting the date “February 1, 2012,” and in lieu thereof adding the date “February 1, 2016”; and

(d) Section 8, entitled “Sponsored Research” shall be deleted in its entirety, and in lieu thereof, the following phrase shall be added:  “Section Reserved.”

(e) Section 18, entitled “Breach and Cure” shall be amended to delete therefrom in its entirety subsection 18(a)(iii).

(f) Section 20, entitled “Assignment” shall be amended to delete the first sentence thereof in its entirety and in lieu thereof, adding the following new sentence:

This Agreement may not be assigned by Company without the written consent of ASRI, which consent shall not be unreasonably delayed, denied, withheld or conditioned.  Notwithstanding any provision in this Agreement to the contrary, this Agreement may be assigned as a result of any transaction or series or related transactions that results in the assignment of Omnimmune’s assets by operation of law, whether by merger or otherwise, or that would occur as part of or in connection with the sale of all or substantially all of its assets.

Section 2.                      Each of the Parties to this Amendment acknowledge and agree that, except as modified hereby, all of the terms and provisions of the Agreement shall remain in full force and effect.

Section 3.                      This Amendment is the sole agreement between the Parties as to the amendment and modification of the Agreement as described herein.

Section 4.                      This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  Invalidation of any one or more of the provisions of this Amendment shall in no way affect any of the other provisions of this Amendment, which shall remain in full force and effect.

Section 5.                      This Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, successors, personal representatives and assigns.

Section 6.                      Should a conflict arise or otherwise exist between the terms and conditions of the License Agreement and this Amendment or any interpretation thereof, each of the Parties agree that the terms and conditions of this Amendment shall prevail.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

ASRI

Allegheny-Singer Research Institute, a Pennsylvania nonprofit corporation

By:/s/ Chet Cornman
Name: Chet Cornman________________
Title:  Vice President_________________

COMPANY

Omnimmune Corp., a Texas corporation

By:/s/ Harris A. Lichtenstein
Name: _ Harris A. Lichtenstein
Title: President